POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, BENHAM CALIFORNIA TAX-FREE AND MUNICIPAL FUNDS, hereinafter called the "Trust" and certain trustees and officers of the Trust, do hereby constitute and appoint James M. Benham, James E. Stowers, III, William M. Lyons, Douglas A. Paul, and Patrick A. Looby, and each of them individually, their true and lawful attorneys and agents to take any and all action and execute any and all instruments which said attorneys and agents may deem necessary or advisable to enable the Trust to comply with the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, and any rules regulations, orders, or other requirements of the United States Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, including specifically, but without limitation of the foregoing, power and authority to sign the name of the Trust in its behalf and to affix its seal, and to sign the names of each of such trustees and officers in their capacities as indicated, to any amendment or supplement to the Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, and to any instruments or documents filed or to be filed as a part of or in connection with such Registration Statement; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the Trust has caused this Power to be executed by its duly authorized officers on this the 4th day of March, 1996

                       BENHAM CALIFORNIA TAX-FREE AND MUNICIPAL FUNDS (A Massachusetts Business Trust)


                        By: /s/James M. Benham, President
                           James M. Benham, President

SIGNATURE AND TITLE

/s/James M. Benham                                /s/Ezra Solomon
James M. Benham                                   Ezra Solomon
Chairman                                          Trustee

/s/Albert A. Eisenstat                            /s/Isaac Stein
Albert A. Eisenstat                               Isaac Stein
Trustee                                           Trustee

/s/Ronald J. Gilson                               /s/Jeanne D. Wohlers
Ronald J. Gilson                                  Jeanne D. Wohlers
Trustee                                           Trustee

/s/Myron S. Scholes                               /s/James E. Stowers, III
Myron S. Scholes                                  James E. Stowers, III
Trustee                                           Trustee

/s/Kenneth E. Scott                               /s/Maryanne Roepke
Kenneth E. Scott                                  Maryanne Roepke
Trustee                                           Treasurer

Attest:

By:        /s/Douglas A. Paul
           Douglas A. Paul, Secretary